                                                                 EXHIBIT 10.14.1

                  FORBEARANCE AND DEBT RESTRUCTURE AGREEMENT
                  ------------------------------------------

          THIS FORBEARANCE AND DEBT RESTRUCTURE AGREEMENT (this "Agreement"), dated as of May 15, 1997, is entered into by and among SAV MAX FOODS, INC., a California corporation ("Sav Max"), MICHAEL A. WEBB, an individual ("Webb"), CERTIFIED GROCERS OF CALIFORNIA, LTD., a California corporation ("Certified"), and GROCERS CAPITAL COMPANY, a California corporation ("GCC"), with reference to the following facts:


                                RECITALS
                                --------

     A. Sav Max is the operator of eight warehouse-style grocery stores in the State of California.

     B. Webb is the majority shareholder of Sav Max and its President and Chief Executive Officer.

     C. Certified supplies food products to Sav Max and is owed money with respect to inventory sold to Sav Max.

     D. GCC, a wholly-owned subsidiary of Certified, holds certain Common Stock, Series A and Preferred Stock, Series B ("Preferred B Shares") of Sav Max and has provided Sav Max with certain secured term loan financing.

     E. Wells Fargo Bank, National Association ("Wells Fargo") provides to Sav Max a line of credit and a term loan pursuant to the terms of the certain Credit Agreement, dated as of February 5, 1996, by and between Sav Max and Wells Fargo (as amended through the date hereof, the "Wells Fargo Credit Agreement").

     F. Sav Max (i) is currently delinquent on certain of its inventory payables to Certified, (ii) has failed to make payment to GCC of certain quarterly dividends and mandatory redemptions respecting the Preferred B Shares, and (iii) was unable to repay or extend its loan obligations to Wells Fargo on their maturity date of March 15, 1997 under the Wells Fargo Credit Agreement without the promise of credit support from Certified.

     G. Sav Max has requested that (i) Certified continue to provide food products to Sav Max notwithstanding Sav Max's delinquent trade payables to Certified; (ii) GCC waive certain default rights and remedies in consequence of Sav Max's failure to make dividend and mandatory redemption payments to GCC in connection with the Preferred B Shares; (iii) Certified convert that portion of Sav Max's trade payables which have been outstanding for longer than 18 days from date of statement into a promissory note maturing in 4-1/2 years; and (iv) Certified agree to purchase Sav Max's loans from Wells Fargo upon either Sav Max's default with respect to such loans or upon Sav Max's failure to pay such loans on their maturity date.

     H. Certified and GCC are willing to provide Sav Max with the foregoing requested credit accommodations and other agreements set forth herein on the terms and conditions set forth below.

     NOW, THEREFORE in consideration of the above premises, and for other good and valuable consideration, the parties hereby agree as follows:

     1.  Conversion of Inventory Payables to Promissory Note.  Certified hereby
         ---------------------------------------------------
agrees to convert at the Closing that portion of Sav Max's inventory payable obligations that have been outstanding for longer than eighteen (18) days after the date of Certified's statement (one of which is issued every Friday) to Sav Max into a promissory note obligation. Such promissory note payable shall be evidenced by and payable in accordance with the terms of that certain Secured Inventory Payable Promissory Note to the order of Certified (the "Certified Inventory Note"), in the form attached to this Agreement as Exhibit "A". The Certified Inventory Note and all other indebtedness owed by Sav Max to Certified or GCC shall be secured by the collateral described in the Security Agreement in the form attached to this Agreement as Exhibit B. The Certified Inventory Note shall also be secured by a pledge of the stock in Sav Max owned by Webb pursuant to a Stock Pledge Agreement attached hereto as Exhibit C.

     2.  Waiver of Dividend and Redemption Defaults Respecting the
         ----------------------------------------------------------

Preferred B Shares. Under subparagraph (b) of Paragraph (4) of Article THREE of
------------------
Sav Max's Restated Articles of Incorporation (the "Articles"), Three Thousand Two Hundred Fifty (3,250) Preferred B Shares were scheduled for mandatory redemption on June 30, 1995 (the "1995 Shares") and Three Thousand Two Hundred Fifty (3,250) shares of Preferred B Shares were scheduled for mandatory redemption on June 30, 1996 (the "1996 Shares") at a redemption price of One Hundred Dollars ($100.00) per share. As of the date hereof, the 1995 Shares and the 1996 Shares have not been redeemed as required under the Articles. The 1995 Shares, the 1996 Shares and shares of Preferred B Shares required to be redeemed during the period the waiver provided for herein is in effect are referred to collectively hereinafter as the "Redemption Shares."

          In addition, under subparagraph (a) of Paragraph (1) of Article THREE of the Articles, Preferred B Share dividends are payable quarterly in cash on the last day of the months of March, June, September and December at a rate of Eight Dollars and Fifty Cents ($8.50) per share per annum (the "Regular Dividends"). The Regular Dividends due March 31, 1996, June 30, 1996, September 30, 1996, December 31, 1996 and March 31, 1997 are in arrears.

          Subject to the provisions of subparagraph (b) of Paragraph (3) of Article THREE of the Articles, failure to redeem the Redemption Shares or have two (2) or more Regular Dividends in arrears for more than thirty (30) days will permit GCC to elect the smallest number of directors constituting a majority of the authorized number of directors of Sav Max. In addition, GCC contends that it has certain other rights in the event of a failure to redeem the Redemption Shares.

          So long as (i) Sav Max may not pay Regular Dividends and/or redeem Redemption Shares by operation of law or credit agreements with lenders and amounts remain outstanding with respect to the Certified Inventory Note Payable or the Wells Fargo Credit Agreement and (ii) there occurs no Event of Default under either this Forbearance Agreement or the Wells Fargo Credit Agreement, then GCC effective on the Closing hereby agrees to waive its rights and remedies under Paragraph (3) of Article THREE with respect to the existing or prospective failure by Sav Max to redeem the Redemption Shares in accordance with subparagraph (b) of Paragraph (4) of Article THREE of the Articles and the existing or prospective failure to pay in full two (2) or more Regular Dividend payments in accordance with subparagraph (a) of

Paragraph (1) of Article THREE of the Articles as well as any other rights which it may have pursuant to the Articles or otherwise as a result of such failure. Upon the occurrence of any Event of Default as defined under this Agreement, the foregoing waiver shall immediately cease to be effective and GCC shall be entitled to all rights and remedies which it may have under Paragraph (3) of Article THREE of the Articles or otherwise (including without limitation such rights which GCC could have exercised with respect to any failure to redeem the Redemption Shares or make Regular Dividend payments but for the waiver set forth herein) or at law or in equity or otherwise.

          Notwithstanding the waiver by GCC set forth herein, the payments required to be made by Sav Max to GCC with respect to the redemption of the Redemption Shares and the Regular Dividends shall continue to accrue during the period that the waiver provided for herein is in effect. Sav Max shall cause such dividends and mandatory redemptions to be paid to the full extent permitted by law.

     3.  Conditional Obligations to Purchase Wells Fargo Loans.  Certified
         -----------------------------------------------------
hereby agrees that in consideration of the execution and delivery of Amendment No. 5 to the Wells Fargo Credit Agreement ("Wells Fargo Amendment") in the form of Exhibit D hereto, at the Closing Certified will execute and deliver that certain Loan Purchase Agreement by and between Certified and Wells Fargo (the "Loan Purchase Agreement"), in the form attached to this Agreement as Exhibit E.

     4.  Agreements With Respect to Conduct of Business.
         ----------------------------------------------

          4.1  Supply Agreement.  At the Closing, Sav Max and Certified will
               ----------------
execute a new Supply Agreement in the form attached hereto as Exhibit F. Pursuant to the Supply Agreement, Sav Max shall be obligated to maintain payment terms for inventory within 18 days of date of statement. Failure to maintain such payment schedule (except with respect to payables as to which a bona fide dispute exists in the ordinary course of business with respect to pricing, delivery or order terms) shall constitute a default under the Certified Inventory Note Payable.

          4.2  Webb Employment Agreement.  At the Closing, Sav Max and Webb will
               -------------------------
terminate the existing employment agreement between them and execute and deliver that certain Employment Agreement in the form attached hereto as

Exhibit G.

          4.3  Consulting Agreement.  Sav Max and Drew Webb ("Consultant") will
               --------------------
have executed and delivered a Consulting Agreement in the form of Exhibit H hereto pursuant to which Consultant will be engaged to provide oversight controls, improved reporting, internal control system refinement and cash management.

          4.4  JDM Vending Agreement.  JDM Companies and Sav Max will enter into
               ---------------------
an amendment to their existing Vending Agreement with respect to use of vending space in Sav Max in the form attached to this Agreement as Exhibit I.

     5.  Covenants of Sav Max.
         --------------------

          5.1  Financial Covenants.  So long as the Certified Inventory Note
               -------------------
Payable remains outstanding, Sav Max hereby agrees to comply with each of the following financial covenants in accordance with generally accepted accounting principles consistently applied and consistent with Sav Max's prior practices, except to the extent modified by the following definitions:

               (a) Current Ratio of not less than the correlative amounts indicated below as of the end of the fiscal quarters of Sav Max set forth below, with "Current Ratio" defined as total current assets divided by total current liabilities, provided that for the purpose of determining Sav
                                --------
     Max's compliance with this covenant, current liabilities shall not include Sav Max's indebtedness to Certified evidenced by the Certified Inventory Note Payable or Sav Max's note payable obligations to Wells Fargo under the Wells Fargo Credit Agreement:


   ------------------------------------------------------------------------
              Fiscal Quarter               Minimum Current Ratio
              --------------               ---------------------
   -------------------------------------------------------------------------
       Second fiscal quarter of 1997                1.00 to 1.00
   -------------------------------------------------------------------------
       Third fiscal quarter of 1997                 1.00 to 1:00
   -------------------------------------------------------------------------
       Fourth fiscal quarter of 1997                1.00 to 1.00
   -------------------------------------------------------------------------


   -------------------------------------------------------------------------
              Fiscal Quarter               Minimum Current Ratio
              --------------               ---------------------
   -------------------------------------------------------------------------
        All quarters ending in 1998                  .95 to 1.00
   -------------------------------------------------------------------------
        All quarters ending in 1999                 1.00 to 1.00
   -------------------------------------------------------------------------
        All quarters in 2000 and thereafter            1.10 to 1
   -------------------------------------------------------------------------

               (b) Total indebtedness for borrowed money and Sav Max's indebtedness to Certified evidenced by the Certified Inventory Note Payable aggregating not more than $7,000,000 outstanding at any time, exclusive of Sav Max's existing indebtedness (but not any refinancing thereof) to each of IBM, G.E. Capital, USL Capital, GCC, and Sav Max's term loan indebtedness to Wells Fargo.

               (c) Cash Flow Coverage Ratio (defined as the aggregate of net income after taxes plus depreciation, amortization, interest expense, and operating equipment and store lease expense, divided by the aggregate of the current portion of long-term debt, interest expense, dividends, stock redemption, and operating equipment and store lease expense) of not less than the correlative amounts indicated below as of the end of Sav Max's fiscal quarters set forth below, measured on a cumulative year-to-date basis for Sav Max's 1997 fiscal year, and thereafter measured on a rolling four-quarters basis:


        Fiscal Quarter      Minimum Cash Flow Coverage Ratio (To 1.00)
        --------------      ------------------------------------------
                            1997  1998  1999  2000 and thereafter
                            ----  ----  ----  -------------------

     First fiscal quarter   --    .87   1.04         1.12

     Second fiscal quarter  .65   .92   1.06         1.13

     Third fiscal quarter   .78   .96   1.08         1.14

     Fourth fiscal quarter  .82   1.01  1.10         1.15

               (d) Make any additional investment in fixed assets (other than (i) purchase at lease termination of any equipment presently leased under existing leases and (ii) office remodel expenses at Sav Max's Modesto store not to exceed $200,000) in any fiscal year in excess of an aggregate of $500,000.00; provided that to the extent investments in fixed assets in any fiscal year do not equal $500,000, 50% of the unutilized authorization may be carried over to the succeeding fiscal year.

               (e) Agreement with respect to the foregoing financial covenants was reached based, in part, upon a review of Sav Max's operating plan for the years 1997 through 2000. That plan does not contemplate the disposition of Sav Max's San Jose store. If Sav Max is successful in disposing of its San Jose store on a basis agreed to by Certified, the parties agree that the covenants will be adjusted to accommodate (i) the continued operation of the Company without the San Jose Store, and (ii) any one-time charges required to Sav Max's financial statements as a result of that disposition.

          5.2  Related Party Transactions.  Sav Max will not, and Webb will
               --------------------------
cause Sav Max not to, make any payment or distribution to Webb, any officer, director or shareholder of Sav Max, any family member of, associate of, or entity affiliated with any such person except as is expressly permitted by this Agreement or the agreements referred to herein and except for a continuation of the presently existing arrangements described on Schedule 5.2 hereto.

          5.3  Compliance Reports.  Sav Max shall deliver to Certified and GCC
               ------------------
quarterly, within forty-five (45) days of the end of each quarter, compliance certificates as of the last day of each quarter signed by the Chief Financial Officer and Chief Executive Officer of Sav Max (a) setting forth computations showing, in detail satisfactory to Certified, whether Sav Max is in compliance with its obligations pursuant to Section 5.1; (b) stating that a review of the activities of Sav Max during such Fiscal Quarter has been made under the supervision of the certifying officers with a view to determining whether during such Fiscal Quarter Sav Max performed and observed all its obligations and covenants pursuant to this Agreement and the agreements referred to herein, and either (i) stating that, to the best knowledge of the certifying officers, during such Fiscal Quarter, Sav Max performed and observed each covenant of this Agreement and the agreements referred to herein applicable to them, and that no Default or Event of Default has occurred and is continuing or (ii) if Sav Max has not performed and observed such covenants, or if a Default or Event of Default exists and is then continuing, specifying all such Defaults and their nature and status and the actions Sav Max is taking or proposes to take with respect thereto.

          5.4  Governance.  So long as amounts remain outstanding on the
               ----------
Certified Inventory Note Payable or the Company remains in arrears with respect to dividend or redemption obligations of the Series B Shares, (i) Sav Max shall provide GCC at least five days' prior written notice of any regular or special meeting of Sav Max's Board of Directors or any committee thereof, (ii) GCC shall be entitled to designate a representative of GCC to attend any such meeting as an observer, and (iii) the Board of Directors of Sav Max, any committee of the Board, or the shareholders of Sav Max will not propose to take any action or take any action by written consent without a meeting unless GCC provides its prior written consent thereto.

          5.5  Other Agreements.  Certified and/or GCC and Sav Max are parties
               ----------------
to the following agreements which remain in full force and effect except to extent expressly waived herein and Sav Max shall be obligated to comply with the covenants contained therein in accordance with their terms except to the extent expressly waived herein:

Note of Sav Max Foods, Inc. dated October 2, 1995, in the original principal amount of $750,000 payable to Grocers Capital Company;

Note of Sav Max Foods, Inc. dated October 2, 1995, in the original principal amount of $750,000 payable to Grocers Capital Company;

Security Agreement dated October 2, 1995 between Grocers Capital Company and Sav Max Foods, Inc.

Preferred Stock Purchase Agreement by and between Sav Max Foods, Inc. and Grocers Capital Company dated as of December 17, 1993 ("Preferred Stock Purchase Agreement");

Agreement Regarding Common Stock by and between Grocers Capital Company,

Michael A. Webb and Sav Max Foods, Inc. dated as of December 17, 1993;

Guaranty Indemnity Agreement executed by Certified Grocers of California, Ltd. dated 4/27/94 and Reimbursement and Indemnification Agreement executed by Sav Max Foods, Inc. dated 4/27/94 with respect to Store 102

Guaranty Indemnity Agreement executed by Certified Grocers of California, Ltd. dated 3/31/94 and Reimbursement and Indemnification Agreement executed by Sav Max Foods, Inc. dated 3/31/94 with respect to Store 103

Guaranty of Sublease executed by Certified Grocers of California, Ltd. dated 5/7/92 with respect to Sublease by Sav Max Foods, Inc. of Store 104

Guaranty of Lease executed by Certified Grocers of California, Ltd. dated Dec. 1991 and Reimbursement and Indemnification Agreement executed by Sav Max Foods, Inc. dated 1/13/92 with respect to Store 105

Guaranty of Lease executed by Certified Grocers of California, Ltd. dated 1/31/92 and Reimbursement and Indemnification Agreement executed by Sav Max Foods, Inc. dated 1/13/92 with respect to Store 106

Sublease by Certified Grocers of California, Ltd. to Sav Max Foods, Inc. dated July 30, 1993 with respect to Store 107

Sublease by Certified Grocers of California, Ltd. to Sav Max Foods, Inc. dated July 24, 1995 and Guaranty of Michael Webb in favor of Certified Grocers of California, Ltd. dated 7/24/95 with respect to Store 108

          So long as the waiver set forth in Section 2 remains in effect, Sav Max shall be relieved of the requirement to comply with the financial covenants contained in the Preferred Stock Purchase Agreement (SS) 6.1(j) and (SS) 6.2(a)).

     6.  Neutral Sale.  Upon the occurrence of a "Designated Event of Default"
         ------------
under this Agreement, Sav Max and Webb agree, subject to the terms hereof, at the request of Certified, to take all necessary action to cause a sale of the business of Sav Max to a third party (the "Neutral Sale"). The Neutral Sale shall be effected as follows:

               (a) Certified and Sav Max shall select an independent and neutral third party to act as trustee with respect to the Neutral Sale (the "Trustee"). In the event Certified and Sav Max are unable to agree upon the designation of the Trustee, the Trustee shall be selected by the independent auditors of Sav Max. The duties of the Trustee shall include
     (i) the selection and engagement of an investment banker or financial advisor to assist in effectuating the Neutral Sale, (ii) preparation of a confidential memorandum describing the business and operations of Sav Max (the "Memorandum"), (iii) distribution of the Memorandum in a manner designed to effect the Neutral Sale in a commercially reasonable manner,
     (iv) establishment of procedures for bids by interested parties based on a standard purchase agreement form, (v) obtaining the assistance of the investment banker or financial advisor engaged in connection with the Neutral Sale to evaluate bids and advise the Board of Directors of Sav Max and its shareholders with respect thereto, and (vi) obtaining a fairness opinion from the investment banker or financial advisor engaged in connection with the Neutral Sale with respect to the prevailing bid. The goal of the Neutral Sale process is to realize "Going Concern" value in the Neutral Sale. During the period specified in subsection 6(f) below and provided Webb has given notice of election to pursue a sale pursuant to subsection 6(f), the Trustee shall not distribute the Memorandum other than to Certified and members of Certified, and shall not receive bids pursuant to subparagraph (iv) above or evaluate such bids pursuant to subparagraph
     (v) above, except as bids may be received from Certified or a member of Certified.

               (b) The Neutral Sale may take the form of a merger, a sale of substantially all of the assets, or a sale of the stock of Sav Max. Any such sale shall allocate sale consideration based on the relative seniority of the debt and equity interests in Sav Max. Webb shall deliver at Closing an Irrevocable Proxy consenting to such sale recommended by the Trustee and on which a fairness opinion has been received from the investment banker selected by the Trustee. The terms of such sale shall be as are customary for sales of this type provided that liability for Sav Max shareholders shall be in proportion to funds received as a result of the sale and no shareholder of Sav Max shall be obligated to indemnify the buyer in the Neutral Sale for breaches of representations and warranties to the extent such indemnification obligations would exceed 100% of the sale proceeds received by such shareholder. In such sale, provided that the purchaser agreed to use its best efforts to obtain the release of Certified and its affiliates, from any lease obligation or guaranty of lease, Certified or its affiliate, as applicable, would agree to remain secondarily liable with respect to such lease obligation or guaranty as to which a release could not be obtained upon receipt at closing of indemnification from a financially responsible party reasonably acceptable to Certified with respect to all such obligations.

               (c) Any shareholder of Sav Max may bid in connection with the Neutral Sale. Each shareholder of Sav Max agrees to indemnify the Trustee from liabilities in connection with acting as such, except as may result from the Trustee's gross negligence or willful misconduct.

               (d) By signing this Agreement, each shareholder of Sav Max other than the parties hereto consents to this Section 6 and to the sale process and agrees to cooperate with the sale process.

               (e) Certified agrees that in the event it purchases the Wells Fargo Bank loans to Sav Max pursuant to the Loan Purchase Agreement, it will not pursue the personal guaranty given by Webb to Wells Fargo except with respect to the Stock of Sav Max pledged as Collateral for such guaranty so long as and to the extent that Webb cooperates with and does not attempt to interfere with the Neutral Sale process. Webb hereby agrees (and agrees not to assert any defense to the contrary) that any purchase by Certified of Wells Fargo's loans to Sav Max (whether pursuant to the exercise of Certified's purchase option or on a mandatory basis) shall not reduce or otherwise affect Webb's liability under his continuing guaranty in favor of Wells Fargo or under the Stock Pledge Agreement between Webb and Wells Fargo which secures the full amount of such guaranty, whether based upon any claimed right of contribution against Certified, any claimed rights of co-sureties or principles of co-suretyship, or any other reason, except to the extent set forth in the immediately preceding sentence.

               (f) Notwithstanding the commencement of the Neutral Sale process or the exercise of other default rights and remedies, upon the occurrence of a Designated Event of Default and notice to Sav Max of such default, Webb will have 120 days from the date of the notice of the Designated Event of Default in which to arrange and consummate a sale of Sav Max to a third party who would purchase the equity investment of GCC (with respect to Preferred Stock - at liquidation value plus accrued dividends; with respect to Common Stock - at GCC's cost of such Common Stock) for cash and pay off all indebtedness owing to Certified and its affiliates (without premium or prepayment penalty) and in such a sale Certified and GCC would agree: (i) to terminate the Supply Agreement as of the closing date, and (ii) provided that the purchaser agreed to use its best efforts to obtain the release of Certified and its affiliates from any lease obligation or guaranty of lease, to remain secondarily liable with respect to such release obligations or lease guaranty as to which a release could not be obtained upon receipt at closing of indemnification from a financially responsible party reasonably acceptable to Certified with respect to all such obligations. This 120 day period will be available only if Webb gives Certified notice of intent to pursue arranging such a sale within 15 days of the date of the notice of designated event of default. Within such 120 day period, no sale shall be consummated pursuant to the Neutral Sale process or pursuant to the Stock Pledge Agreement referred to in Subsection 10(e). The 120 day period referred to in this subsection shall be extended for the time necessary to allow passage of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") or state governmental antitrust consent, if applicable, provided that within such 120 day period a binding agreement of purchase has been executed and delivered, a filing has been made under the HSR Act, and the only contingency remaining to be satisfied on the 120th day is compliance with the HSR Act or the receipt of such state governmental antitrust consent, if applicable. In no event shall the 120 days be extended to a period greater than 180 days.

     7.  Purchase Rights.  For a period of two years from the date hereof and
         ---------------
provided that no Event of Default has occurred and is continuing, Webb and/or Sav Max (to the extent then legally permissible) shall have the right to acquire the equity and indebtedness position of Certified and its affiliates on the terms set forth in Subsection 6(f).

     8.  Refinance.  In the event that Sav Max obtains replacement refinancing
         ---------
with which it: (i) repays or refinances the entire amount owed under the Wells Fargo Credit Agreement on terms which release Certified from all obligations under its Loan Purchase Agreement, (ii) repays all amounts owing to Certified under the Certified Inventory Note and all amounts owing to GCC on the October 2, 1995 Notes, and (iii) causes the obligations under the Preferred B Shares to legally be brought current with respect to dividends and mandatory redemption obligations, then Certified shall:

               (a) release Certified's security interest in the collateral described in the Security Agreement and cancel the Security Agreement;

               (b) release the pledge of stock in Sav Max owned by Webb pursuant to the Stock Pledge Agreement and cancel the Stock Pledge Agreement; and

               (c) Terminate the obligations of Sav Max and Webb pursuant to
     Section 5.1, 5.2, 5.3, 6 and the inclusion of any breach of such provisions as an Event of Default under Section 11.

No other refinancing or sale of the Sav Max indebtedness owing to Wells Fargo Bank or Certified shall be made nor shall any commitment be made with respect thereto without the prior written consent of Certified.

     9.  Closing.  The Closing pursuant to this Agreement shall take place on
         -------
May 15, 1997 at 10:00 a.m., in the offices of Sheppard, Mullin, Richter & Hampton LLP, 333 South Hope Street, Los Angeles, California, or at such other time and place as the parties shall mutually agree. If the Closing shall not have taken place or prior to May 15, 1997, this Agreement shall terminate and be of no further force and effect and no party shall have any obligation with respect thereto.

     10.  Conditions Precedent to Closing.  The Closing of this Agreement is
          -------------------------------
subject to the prior satisfaction of each of the following conditions:


               (a) Amendment to Wells Fargo Credit Agreement.  Wells Fargo and
                   -----------------------------------------
     Sav Max shall have executed and delivered the Wells Fargo Amendment and the documents contemplated thereby;

               (b) Execution and Delivery of Loan Purchase Agreement.  Certified
                   -------------------------------------------------
     and Wells Fargo shall have entered into the Loan Purchase Agreement;

               (c) Execution and Delivery of Certified Inventory Note Payable.
                   ----------------------------------------------------------
     Certified shall have received the original Certified Inventory Note (Exhibit A) Payable, duly executed by Sav Max;

               (d) Execution and Delivery of Security Agreement.  Certified and
                   --------------------------------------------
     GCC shall have received an original of a Security Agreement (Exhibit B), duly entered into between Sav Max, Certified and GCC;

               (e) Execution and Delivery of Stock Pledge Agreement.  Certified
                   ------------------------------------------------
     shall have received an original Stock Pledge Agreement (Exhibit C) duly entered into between Webb and Certified with respect to Webb's common shares of Sav Max;

               (f) Execution and Delivery of Supply Agreement.  Certified shall
                   ------------------------------------------
     have received an original of the Supply Agreement (Exhibit F), duly executed by Sav Max;

               (g) Execution and Delivery of Employment Agreement.  Certified
                   ----------------------------------------------
     shall have received an original of the Employment Agreement (Exhibit G), duly executed by Webb and Sav Max;

               (h) Execution and Delivery of Consulting Agreement.  Certified
                   ----------------------------------------------
     shall have received an original of the Consulting Agreement (Exhibit H), duly executed by Sav Max and Consultant;

               (i) JDM Rent Agreement.  Sav Max and JDM shall have entered into
                   ------------------
     the Amendment to the Vending Agreement (Exhibit I);

               (j) Execution and Delivery of Mutual Release of Claims.  The
                   --------------------------------------------------
     parties shall have received a mutual general release duly executed by and among Certified, Sav Max, Webb and the Sav Max shareholders, in the form of Exhibit "J" hereto (the "Release").

               (k) Execution and Delivery of Perfection Documents.  Certified
                   ----------------------------------------------
     and GCC shall have received such California UCC-1 Financing Statements (including, without limitation, those which may be filed as "fixture filings") and deposit account security interest notification letters as Certified and GCC may require to perfect their security interests in the assets of Sav Max granted pursuant to the Security Agreement required by
     Section 8(d) above. In addition, Certified shall have received a control agreement duly executed by Wells Fargo and Webb, relating to the Stock Pledge Agreement required by Section 8 (e) above, in the form of Exhibit "K" hereto;

               (l) Opinion of Counsel to Sav Max.  Certified and GCC shall have
                   -----------------------------
     received an opinion of counsel to Sav Max, addressed to and issued in favor of Certified and GCC, in the form of Exhibit "L" hereto;

               (m) Due Diligence Materials.  Certified shall have received such
                   -----------------------
     UCC, state and federal tax lien, litigation, judgments and other due diligence investigative search reports as Certified and its counsel may require; and

               (n) Additional Matters.  All other documents and legal matters in
                   ------------------
     connection with the transactions contemplated by this Agreement shall have been delivered or executed and shall be in form and substance acceptable to Certified and its counsel.

     11.  Events of Default.  The occurrence of any of the following Events
          -----------------
shall constitute an "Event of Default" for the purposes of this Agreement:

               (a) Sav Max fails to make any payment of principal or interest to Certified or GCC pursuant to the Certified Inventory Note Payable or the GCC Notes listed in Section 5.5, within 5 days of its due date;

               (b) Sav Max fails to make any payment due to Certified pursuant to the Supply Agreement (except with respect to payables as to which a bona fide dispute exists in the ordinary cause of business with respect to pricing, delivery or order terms) within 5 days of its due date;

               (c) Any failure to enforce the terms of the Agreements referred to in Sections 4.2, 4.3 and 4.4 hereof;

               (d) Any breach of the financial covenant set forth in
     Section 5.1;

               (e) Any breach of the Compliance Reports covenant set forth in
     Section 5.3 or in the financial reporting covenants contained in Section
     7.1 and 7.2 of the Preferred Stock Purchase Agreement, in each case which remains uncured for 15 days;

               (f) Any breach of the covenants contained in Sections 5.2 or 5.4;

               (g) Breaches of Wells Fargo Credit Agreement.  The occurrence of
                   ----------------------------------------
     any Event of Default under and as defined in the Wells Fargo Credit Agreement, as amended by the Fifth Amendment thereto, which causes Wells Fargo to give notice of election to require purchase pursuant to the Loan Purchase Agreement;

               (h) Sav Max or Webb institutes or consents to any proceeding under any debtor relief law, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies to or consents to the appointment of a receiver, trustee, trustee, custodian, conservator or similar officer for it or for all or any part of its property;

               (i) Sav Max or Webb fail to perform or observe any other covenant or agreement contained in this Agreement or any agreement with Certified or GCC referred to herein within 10 days of the date of notice given by Certified or GCC of such default provided that period shall be extended to 60 days so long as Sav Max and Webb shall have commenced appropriate action to remedy such failure within 10 days of the date of such notice, shall diligently pursue such action and shall provide to Certified reports within such 10 day period of the steps being taken to cure such default within a sixty day period.

               (j) Breach of Release.  The institution by Sav Max or Webb of any
                   -----------------
     action or proceeding involving a claim released under the Release.

An Event of Default described in subparagraphs (a) through (g) and (i) shall be deemed a "Designated Event of Default."

     12.  Default Remedies.  Upon the occurrence of an Event of Default,
          ----------------
Certified and GCC may, at their option and in their sole discretion, acting together or either acting alone and in addition to all of its other rights and remedies under applicable law, exercise any and all of the following default remedies:

               (a) Exercise of Remedies under the Security Agreement.   Exercise
                   -------------------------------------------------
     any and all of its available rights and remedies under the Security Agreement but only if the event is a Designated Event of Default;

               (b) Exercise of Rights and Remedies Under the Stock Pledge
                   ------------------------------------------------------
     Agreement.  Exercise any and all of its available rights and remedies under
     ---------
     the Stock Pledge Agreement but only if the event is a Designated Event of Default;

               (c) Exercise of Rights and Remedies with respect to the Preferred
                   -------------------------------------------------------------
     B Shares.  Exercise any of its default rights and remedies with respect to
     --------
     the Preferred B Shares; and

               (d) Initiate Neutral Sale.  Initiate a Neutral Sale process
                   ---------------------
     pursuant to Section 6 of this Agreement but only if the Event of Default is a Designated Event of Default.

     13.  Miscellaneous.
          -------------

               (a) Successors and Assigns.  This Agreement shall be binding on
                   ----------------------
     and inure to the benefit of Sav Max, Webb, Certified and GCC and their respective heirs, representatives, successors and assigns.

               (b) Severability.  If any provision of this Agreement shall be
                   ------------
     prohibited or invalid under applicable law, such provision shall be in effect if only to such extent, without invalidating the remainder of this Agreement.

               (c) Amendments.  This Agreement may not be modified, altered or
                   ----------
     amended, except by an agreement in writing signed by each of the parties hereto

               (d) Integration.  This Agreement reflects the entire
                   -----------
     understanding of the parties with respect to the transactions contemplated hereby.

               (e) Choice of law.  The validity of this agreement, its
                   -------------
     construction, interpretation and enforcement, and the rights of the parties hereunder shall be determined under, governed by, and construed in accordance with the internal laws (as opposed to the conflict of laws principles) of the State of California.

               (f) Attorneys' Fees.  In the event any action or proceeding is
                   ---------------
     commenced to enforce the terms and provisions of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the losing party therein, such prevailing party's reasonable attorneys' fees and court costs.

               (g) Counterparts.  This Agreement may be executed in multiple
                   ------------
     counterparts, each of which, taken together shall constitute one and same instrument.

               (h) Mutual waiver of right to jury trial.  The parties hereby
                   ------------------------------------
     waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this agreement or any other agreement entered into in connection herewith or any of the transactions contemplated herein, including contract claims, tort claims, breach of duty claims and all other common law or statutory claims. The parties represent that they have reviewed this waiver and knowingly and voluntarily waive their respective jury trial rights following consultation with legal counsel. In the event of litigation, a copy of this agreement may be filed as a written consent to a trial by the court.

               (i) Exhibits and Schedules.  All exhibits and schedules
                   ----------------------
      described herein are incorporated herein by this reference.



                  [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       SAV MAX FOODS, INC.,
                                       a California corporation


                                       By: ___________________________________


                                       MICHAEL A. WEBB, an individual


                                       _______________________________________


                                       CERTIFIED GROCERS OF CALIFORNIA, LTD.,
                                       a California corporation


                                       By: ___________________________________



                                       GROCERS CAPITAL COMPANY, a California
                                       corporation



                                       By: ___________________________________

     The shareholders of Sav Max named below hereby consent to the provisions of
Section 4 above and agree to be bound by the terms thereof.



Date:                    ________________________________

Date:                    ________________________________

Date:                    ________________________________

Date:                    ________________________________

Date:                    ________________________________

                  FORBEARANCE AND DEBT RESTRUCTURE AGREEMENT
                                 Exhibit Index
                                 -------------


          Exhibit A      -       Certified Inventory Note

          Exhibit B      -       Security Agreement
          Exhibit C      -       Stock Pledge Agreement
          Exhibit D      -       Amendment No. 5 to the Wells Fargo Credit
                                 Agreement
          Exhibit E      -       Loan Purchase Agreement
          Exhibit F      -       Supply Agreement
          Exhibit G      -       Webb Employment Agreement
          Exhibit H      -       Consulting Agreement
          Exhibit I      -       Amendment to Vending Agreement
          Exhibit J      -       General Release
          Exhibit K      -       Control Agreement re Pledge Stock
          Exhibit L      -       Opinion of Counsel
          Schedule 5.2   -       Schedule of Related Party Transactions